                                                Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-259055) pertaining to The Middleby Corporation 2021 Long-Term Incentive Plan, of our reports dated March 4, 2026, with respect to the consolidated financial statements and schedule listed in the Index at Item 8 of The Middleby Corporation and the effectiveness of internal control over financial reporting of The Middleby Corporation, included in this Annual Report (Form 10-K) for the year ended January 3, 2026.

/s/ Ernst & Young LLP
Chicago, Illinois
March 4, 2026